Exhibit 99.4

Press Release

Interpool, Inc. to Hold Monthly Investor Update Conference Call

Princeton, NJ, June 16, 2004 – Interpool, Inc. (IPLI.PK) announced it will hold its monthly investor update conference call on Friday, June 18, 2004 at 11:30 AM.

A line is reserved for you or your designate. Call 1-888-823-7457 five minutes prior to the time of the conference. Callers from outside North America please call 1-973-582-2718 and hold for a live operator. Identify yourself and your company and inform the operator that you are participating in the Interpool Investor Update Conference Call.

If you are unable to access the Conference Call at 11:30 a.m., please call 1-973-341-3080 to access the taped digital replay. To access the replay, please call and enter the digital pin #4873957. This replay will first be available at 2:30 p.m. on June 18th. The digital replay will be available until Friday, June 25th at 11:59 p.m. Eastern Daylight Time.

Investors will have the opportunity to listen to the Conference Call live at the company’s web site www.interpool.com. To listen to the live call via the Internet, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, a replay will be available two hours after the call is completed and will remain available for one week.

Interpool is one of the world’s leading suppliers of equipment and services to the transportation industry. The company is the world’s largest lessor of intermodal container chassis and a world-leading lessor of cargo containers used in international trade.

This Press Release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in the company’s SEC filings. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.

Contact : Interpool, Inc.

James F. Walsh
Executive Vice President &
Chief Financial Officer
(609) 452-8900
jwalsh@interpool.com

Kathy Keyser
Gregory FCA Communications
Investor Relations
610-642-8253
kathy@gregoryfca.com